UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2015, Pilgrim’s Pride Corporation (the “Company”) completed a sale of $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2025 (the “Notes”). The Company intends to use the net proceeds from the sale of the Notes to repay $350 million of the term loan indebtedness under the Company’s U.S. credit facility and, intends to use the balance for general corporate purposes, including to fund a portion of the purchase price of Provemex Holdings LLC and its subsidiaries (together “Tyson Mexico”) to the extent the Company does not have sufficient cash on hand. If for any reason the purchase of Tyson Mexico is not consummated, the Company intends to apply the balance of the net proceeds to repay indebtedness under the term loans of the Company’s U.S. credit facility

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Notes are governed by, and were issued pursuant to, the Indenture dated as of March 11, 2015 by and among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. (the “Guarantor”), and Wells Fargo Bank, National Association, as Trustee (the “Indenture”). The Indenture provides, among other things, that the Notes will bear interest at a rate of 5.750% per annum from the date of issuance until maturity, payable semi-annually in cash in arrears, beginning on September 15, 2015. The Notes are guaranteed on a senior unsecured basis by the Guarantor. In addition, any of the Company’s other existing or future domestic restricted subsidiaries (collectively with the Guarantor, the “Guarantors”), that incur or guarantee any other indebtedness (with limited exceptions) must also guarantee the Notes. The Notes and related guarantees are unsecured senior obligations of the Company and Guarantors and rank equally with all of the Company’s and Guarantors’ other unsubordinated indebtedness.

The Notes and the Indenture also contain customary covenants and events of default, including failure to pay principal or interest on the Notes when due, among others.

The foregoing description of the material terms of the Indenture is qualified in its entirety by reference to the Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of March 11, 2015 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Senior 5.750% Note due 2025 (included in Exhibit 4.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: March 11, 2015	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of March 11, 2015 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Senior 5.750% Note due 2025 (included in Exhibit 4.1).

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